Exhibit 16.1

August 26, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Extreme Networks, Inc.

File No. 000-25711

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Extreme Networks, Inc. dated August 26, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP